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                                                                    EXHIBIT 21.1

                        DIRECT AND INDIRECT SUBSIDIARIES
                                       OF
                        WILSONS THE LEATHER EXPERTS INC.


DIRECT SUBSIDIARY OF WILSONS THE LEATHER EXPERTS INC.:

    Wilsons Center, Inc.

DIRECT SUBSIDIARY OF WILSONS CENTER, INC.:

    Rosedale Wilsons, Inc.

DIRECT SUBSIDIARY OF ROSEDALE WILSONS, INC.:

    River Hills Wilsons, Inc.

DIRECT SUBSIDIARIES OF RIVER HILLS WILSONS, INC.:

    Bermans The Leather Experts Inc.      Wilsons Leather of Michigan Inc.
    Wilsons House of Suede, Inc.          Wilsons Leather of Mississippi Inc.
    Wilsons Tannery West, Inc.            Wilsons Leather of Missouri Inc.
    Wilsons Leather Holdings Inc.         Wilsons Leather of New Jersey Inc.
    Wilsons International Inc.            Wilsons Leather of New York Inc.
    Wilsons Leather of Alabama Inc.       Wilsons Leather of North Carolina Inc.
    Wilsons Leather of Arkansas Inc.      Wilsons Leather of Ohio Inc.
    Wilsons Leather of Connecticut Inc.   Wilsons Leather of Pennsylvania Inc.
    Wilsons Leather of Delaware Inc.      Wilsons Leather of Rhode Island Inc.
    Wilsons Leather of Florida Inc.       Wilsons Leather of South Carolina Inc.
    Wilsons Leather of Georgia Inc.       Wilsons Leather of Texas Inc.
    Wilsons Leather of Indiana Inc.       Wilsons Leather of Tennessee Inc.
    Wilsons Leather of Iowa Inc.          Wilsons Leather of Vermont Inc.
    Wilsons Leather of Louisiana Inc.     Wilsons Leather of Virginia Inc.
    Wilsons Leather of Maryland Inc.      Wilsons Leather of West Virginia Inc.
    Wilsons Leather of Massachusetts Inc. Wilsons Leather of Wisconsin Inc.
                                          Wilsons (UK) Limited

DIRECT SUBSIDIARY OF WILSONS INTERNATIONAL INC.:

    Wilsons Leather of Canada Ltd.

DIRECT SUBSIDIARIES OF WILSONS (UK) LIMITED:

    Wilsons Leather Gatsland Limited
    Wilsons Leather Gatsair Limited